EXHIBIT 99.01

News Release

Contacts:
FormFactor, Inc.	Sapphire Investor Relations, LLC
Jens Meyerhoff	Erica Mannion
Chief Financial Officer and	Investor Relations
Chief Operating Officer	(415) 399-9345
(925) 290-4063

FOR IMMEDIATE RELEASE

FormFactor, Inc. Lowers 2004 Fourth Quarter Financial Outlook

LIVERMORE, CA — January 6, 2005— FormFactor, Inc. (Nasdaq: FORM) today announced it is lowering its expected outlook for its fiscal fourth quarter ended December 25, 2004.

Preliminary revenue of $46.1 million for the fourth quarter was lower than the Company’s guidance of $50.0 - $53.0 million. Preliminary bookings for the fourth quarter were $40.7 million. Fourth quarter bookings did not materially affect the Company’s fourth quarter revenues. The revenue shortfall was caused primarily by contamination problems in the Company’s existing wafer production line during the end of the fourth quarter, which reduced yields and delayed shipments on existing customer orders.

Earnings per share for the fourth quarter are expected to be $0.06 less than the initial guidance of $0.18 - $0.19 per fully diluted share, due to the decline in revenues as well as increased spending to further accelerate bringing the Company’s new manufacturing facility on line.

Igor Khandros, CEO stated, “We have identified root causes of the wafer yield loss and are implementing corrective action steps.” Joe Bronson, President, added, “In the fourth quarter we accelerated the start up of our new factory, which should help address any capacity constraints.”

FormFactor will conduct a conference call at 2:00 p.m. PDT, or 5:00 p.m. EDT, today. The reserved participants dial-in number for the United States and Canada is (877) 378-0519 or for international participants (706) 679-0855. The conference ID is 3222925. The public is invited to listen to a live web cast of FormFactor’s conference call on the Investors section of the Company’s website at www.formfactor.com. A replay of the web cast will be available approximately two hours after the conclusion of the call. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available until January 8, 2005 at 9:00 p.m. PDT and can be accessed by dialing (800) 642-1687 or (706) 645-9291 and entering conference ID code 3222925.

About FormFactor:
FormFactor, Inc. (Nasdaq: FORM) is an industry leader in the design, development, manufacture, sale and support of precision, high-performance advanced semiconductor wafer probe cards. The Company’s products are based on its proprietary technologies, including its MicroSpring interconnect technology and proprietary design processes, which enable FormFactor to produce wafer probe cards for test applications that require reliability, speed, precision and signal integrity. FormFactor is headquartered in Livermore, California. For more information, visit the Company’s web site at www.formfactor.com.

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FormFactor and MicroSpring are registered trademarks of FormFactor, Inc. All other product, trademark, company or service names mentioned herein are the property of their respective owners.

Forward-Looking Statement
Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding business momentum, future growth, and the performance of our products. These forward-looking statements, including any preliminary unaudited financial results which are subject and to further review, are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: the demand for certain semiconductor devices; the Company’s ability to add manufacturing capacity and to stabilize production yields; and the Company’s relationships with customers and companies that manufacture semiconductor test equipment. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward looking statement is contained in the Company’s Form 10-Q/A for the period ending September 25, 2004, filed with the Securities and Exchange Commission (“SEC”), and subsequent filings. Copies of filings made by the Company with the SEC are available at http://investors.formfactor.com/edgar.cfm. The Company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.